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                                                                    Exhibit 99.1

                   HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
             2005 FIRST-QUARTER RESULTS AND $0.30 PER SHARE DIVIDEND

     EDISON, NEW JERSEY, MAY 17, 2005 -- Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net earnings for the quarter ended March 31, 2005 of $1.4 million, or $0.16 per share on a fully diluted basis, compared to $2.5 million, or $0.31 per share on a fully diluted basis, for the same period in 2004. The Board of Directors declared a first quarter dividend of $0.30 per share on May 13, 2005 to be paid on June 6, 2005 to stockholders of record as of May 27, 2005, according to John A. Burchett, President and Chief Executive Officer.

The first quarter 2005 results primarily reflect an increase in operating expenses from the same period in 2004 attributable to higher audit and consulting expenses related to Sarbanes-Oxley Act of 2002 compliance and higher technology costs associated with HanoverTrade, one of HCM's operating subsidiaries. In addition, HanoverTrade's results were negatively impacted by a delay in a contract completion that was anticipated to be completed during the first quarter of 2005, but is now expected to be completed during the second quarter of 2005. HCM expects that total expenses will return to a more normalized level for the remainder of 2005.

"The credit performance of HCM's subordinate mortgage-backed securities, or MBS, continues to be outstanding," said Burchett. "The subordinate MBS portfolio grew 22% from the fourth quarter of 2004 and loan losses and delinquencies remain low. Despite higher operating expenses during the quarter, our non-interest income-generating activities, including Loan Sale Advisory, Due Diligence and Technology, all recorded increases quarter-over-quarter."

Burchett continued, "One of our primary goals is to continue to grow our capital base. In the first quarter we raised $20 million through the issuance and sale in a private placement of $20 million of trust preferred securities through a newly formed statutory trust, Hanover Statutory Trust I, organized under Delaware law. Our ability to raise capital provides a powerful tool to continue our primary investment strategy in the subordinate MBS market and to increase earnings."

Estimated REIT taxable income, which excludes income (losses) in taxable non-REIT subsidiaries, was $0.36 per share for the first quarter of 2005. The Board of Directors declared a first quarter dividend of $0.30 per share on May 13 consistent with the dividend policy to annually pay four quarterly dividends based on management's estimate of HCM's GAAP income and REIT taxable income in order to pay annually the greater of GAAP income or 90% of REIT taxable income.

HCM will host an investor conference call on Tuesday, May 17, 2005 at 11:00 AM ET. The call will be broadcast on the Internet at www.vcall.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the vcall website.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and, to a lesser extent, mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and outsourcing services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.


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Certain statements in this press release may constitute "forward-looking"
statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM's current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of HCM's Annual Report on Form 10-K for the year ended December 31, 2004 and in other securities filings by HCM. HCM's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.


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